Exhibit 99.1

INVESTOR CONTACT	MEDIA CONTACT
Jamie Britton, 214.932.6721	Shannon Wherry, 469.399.8527
jamie.britton@texascapitalbank.com	shannon.wherry@texascapitalbank.com
TEXAS CAPITAL BANCSHARES, INC. ANNOUNCES OPERATING RESULTS FOR Q3 2021
DALLAS - October 20, 2021 - Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, announced operating results for the third quarter of 2021.
“I am very pleased by the important actions taken this quarter,” said Rob C. Holmes, President and CEO. “We have communicated a transformative vision for the future of our company which we believe will lead to higher quality, more sustainable earnings for our shareholders. I am encouraged by the support we have received thus far, and with a vastly improved balance sheet, a strengthening loan portfolio, and a highly motivated management team and employee base, we are focused on what needs to be done to become the flagship financial services firm headquartered in Texas.”
•Net income of $43.4 million ($0.76 per diluted share) reported for the third quarter of 2021, a decrease of $30.1 million on a linked quarter basis and a decrease of $13.7 million from the third quarter of 2020.
•Provision for credit losses of $5.0 million for the third quarter of 2021, compared to a negative provision of $19.0 million for the second quarter of 2021 and a provision of $30.0 million for the third quarter of 2020.
•During the third quarter of 2021, we recorded a $12.0 million write-off of certain software assets to reposition our capitalized technology investment to align with the long-term strategy as announced by management in the third quarter of 2021.
•Loans held for investment (“LHI”), excluding mortgage finance loans, increased $52.8 million (less than 1%) on a linked quarter basis and decreased $568.6 million (4)% from the third quarter of 2020.
•LHI, mortgage finance loans decreased 3% on a linked quarter basis and decreased 9% from the third quarter of 2020.
•Demand deposits increased 5% and total deposits increased 3% on a linked quarter basis, and increased 21% and decreased 7%, respectively, from the third quarter of 2020.
FINANCIAL SUMMARY

(dollars and shares in thousands)	Q3 2021	Q3 2020	% Change
QUARTERLY OPERATING RESULTS
Net income	$43,390	$57,116	(24)%
Net income available to common stockholders	$39,078	$54,678	(29)%
Diluted earnings per common share	$0.76	$1.08	(30)%
Diluted common shares	51,140	50,573	1%
Return on average assets	0.47%	0.59%
Return on average common equity	5.41%	8.24%
BALANCE SHEET
Loans held for sale (“LHS”)	$9,660	$648,009	(99)%
LHI, mortgage finance	8,528,313	9,378,104	(9)%
LHI	15,221,404	15,789,958	(4)%
Total LHI	23,749,717	25,168,062	(6)%
Total assets	36,404,320	38,432,872	(5)%
Demand deposits	14,970,462	12,339,212	21%
Total deposits	29,813,668	31,959,487	(7)%
Stockholders’ equity	3,147,752	2,800,404	12%

DETAILED FINANCIALS

For the third quarter of 2021, net income was $43.4 million, compared to $73.5 million for the second quarter of 2021 and $57.1 million for the third quarter of 2020. On a fully diluted basis, earnings per common share were $0.76 for the quarter ended September 30, 2021, compared to $1.31 for the quarter ended June 30, 2021 and $1.08 for the quarter ended September 30, 2020.

We recorded a $5.0 million provision for credit losses for the third quarter of 2021, compared to a $19.0 million negative provision for credit losses for the second quarter of 2021 and a $30.0 million provision for credit losses for the third quarter of 2020. The $5.0 million provision for credit losses recorded in the third quarter of 2021 resulted from our view of the economic outlook remaining consistent as compared to the prior quarter and an increase in LHI, excluding mortgage finance. We recorded $3.1 million in net charge-offs during the third quarter of 2021, compared to $2.4 million during the second quarter of 2021 and $1.6 million during the third quarter of 2020. Criticized loans totaled $728.9 million at September 30, 2021, compared to $891.6 million at June 30, 2021 and $1.1 billion at September 30, 2020.

Non-performing assets (“NPAs”) totaled $87.5 million at September 30, 2021, compared to $86.6 million at June 30, 2021 and $161.9 million at September 30, 2020. The ratio of total LHI NPAs to total LHI plus other real estate owned for the third quarter of 2021 was 0.37%, compared to 0.36% for the second quarter of 2021 and 0.64% for the third quarter of 2020.

Net interest income was $194.1 million for the third quarter of 2021, compared to $197.0 million for the second quarter of 2021 and $207.6 million for the third quarter of 2020. The linked-quarter decrease in net interest income was primarily driven by a decline in loan fees, partially offset by a decrease in average interest-bearing deposits. The year-over-year decrease was primarily due to declines in total average loans and earning asset yields, partially offset by increases in average investment securities and loan fees, as well as declining cost of funds. Net interest margin for the third quarter of 2021 was 2.15%, an increase of 5 basis points from the second quarter of 2021 and a decrease of 7 basis points from the third quarter of 2020. LHI yields, excluding mortgage finance loans, decreased 18 basis points from the second quarter of 2021, and decreased 1 basis point compared to the third quarter of 2020. LHI, mortgage finance yields for the third quarter of 2021 decreased 16 basis points compared to the second quarter of 2021, and decreased 43 basis points compared to the third quarter of 2020. Additionally, total cost of deposits for the third quarter of 2021 decreased 1 basis point to 0.19% compared to 0.20% for the second quarter of 2021, and decreased 15 basis points from 0.34% for the third quarter of 2020.

Non-interest income for the third quarter of 2021 decreased $8.9 million, or 30%, compared to the second quarter of 2021, and decreased $39.1 million, or 65%, compared to the third quarter of 2020. The linked quarter decrease was primarily related to decreases in servicing income, due to the second quarter sale of our mortgage servicing rights (“MSR”) portfolio, and other non-interest income. The year-over-year decrease was primarily related to decreases in net gain/(loss) on sale of LHS, brokered loan fees and servicing income, all resulting from the second quarter 2021 sale of our MSR portfolio and transition of the mortgage correspondent aggregation MCA program to a third-party.

Non-interest expense for the third quarter of 2021 increased $3.9 million, or 3 percent, compared to the second quarter of 2021, and decreased $12.8 million, or 8%, compared to the third quarter of 2020. The linked quarter increase was primarily due to an increase in communications and technology expense, partially offset by a decrease in servicing-related expenses due to the second quarter sale of our MSR portfolio. The year-over-year decrease was primarily due to decreases in communications and technology expense and servicing-related expenses, partially offset by an increase in salaries and employee benefits. Included in communication and technology expense for the third quarter of 2021 was a $12.0 million write-off of certain software assets as discussed above, compared to none in the second quarter and $15.4 million in the third quarter of 2020.

All regulatory ratios continue to be in excess of “well-capitalized” requirements as of September 30, 2021. Our CET 1, tier 1 capital, total capital and leverage ratios were 10.7%, 12.2%, 14.9% and 9.0%, respectively, at September 30, 2021, compared to 10.5%, 12.1%, 14.8% and 8.4%, respectively, at June 30, 2021. At September 30, 2021, our ratio of tangible common equity to total tangible assets was 7.8% compared to 7.9% at June 30, 2021.

About Texas Capital Bancshares, Inc.
Texas Capital Bancshares, Inc. (NASDAQ: TCBI), a member of the Russell 2000 Index and the S&P MidCap 400, is the parent company of Texas Capital Bank (the “Bank”), a commercial bank that delivers highly personalized financial services to businesses and entrepreneurs. Headquartered in Dallas, the Bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio.
Forward Looking Statements
This communication contains “forward-looking statements” within the meaning of and pursuant to the Private Securities Litigation Reform Act of 1995 regarding, among other things, our financial condition, results of operations, business plans and future performance. These statements are not historical in nature and may often be identified by the use of words such as “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “forecast,” “could,” “should,” “projects,” “targeted,” “continue,” “become,” “intend” and similar expressions.
Because forward-looking statements relate to future results and occurrences, they are subject to inherent and various uncertainties, risks, and changes in circumstances that are difficult to predict, may change over time, are based on management’s expectations and assumptions at the time the statements are made and are not guarantees of future results. A number of factors, many of which are beyond our control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These factors include, but are not limited to, (1) the credit quality of our loan portfolio, (2) general economic conditions and related material risks and uncertainties in the United States, globally and in our markets and the impact they may have on us and our customers, including the continued impact on our customers from volatility in oil and gas prices as well as the continued impact of the COVID-19 pandemic (and any other pandemic, epidemic or health-related crisis), (3) technological changes, including the increased focus on information technology and cybersecurity and our ability to manage such information systems and the effects of cyber-incidents (including failures, disruptions or security breaches) or those of third-party providers, (4) changes in interest rates and changes in the value of commercial and residential real estate securing our loans, (5) adverse economic or market conditions that could affect the credit quality of our loan portfolio or our operating performance, (6) expectations regarding rates of default and credit losses and the appropriateness of our allowance for credit losses and provision for credit losses, (7) unexpected market conditions, regulatory changes or changes in our credit ratings that could, among other things, cause access to capital market transactions and other sources of funding to become more difficult, (8) the inadequacy of our available funds to meet our obligations, (9) the failure to effectively balance our funding sources with cash demands by depositors and borrowers, (10) material failures of our accounting estimates and risk management processes based on management judgment, (11) failure of our risk management strategies and procedures, including failure or circumvention of our controls, (12) the failure to effectively manage risk, (13) uncertainty regarding alternatives to the London Interbank Offered Rate and our ability to successfully implement any new interest rate benchmarks, (14) the impact of changing regulatory requirements and legislative changes on our business, (15) the failure to successfully execute our business strategy, including completing planned merger, acquisition or sale transactions, (16) the failure to identify, attract and retain key personnel or the loss of such personnel, (17) increased or more effective competition from banks or other financial service providers in our markets, (18) structural changes in the markets for origination, sale and servicing of residential mortgages, (19) certainty in the pricing of mortgage loans that we purchase, and later sell or securitize, (20) volatility in the market price of our common stock, (21) credit risk resulting from our exposure to counterparties, (22) an increase in the incidence or severity of fraud, illegal payments, security breaches and other illegal acts impacting us, (23) the failure to maintain adequate regulatory capital to support our business, (24) environmental liability or other environmental, social or governance factors that may materially negatively impact the company, (25) severe weather, natural disasters, acts of war or terrorism and other external events and (26) our success at managing the risk and uncertainties involved in the foregoing factors.
These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. The information contained in this communication speaks only as of its date. Except to the extent required by applicable law or regulation, we disclaim any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

TEXAS CAPITAL BANCSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(dollars in thousands except per share data)
	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2021	2021	2021	2020	2020
CONSOLIDATED STATEMENTS OF INCOME
Interest income	$220,148	$224,490	$228,412	$255,163	$243,731
Interest expense	26,053	27,496	28,339	32,153	36,162
Net interest income	194,095	196,994	200,073	223,010	207,569
Provision for credit losses	5,000	(19,000)	(6,000)	32,000	30,000
Net interest income after provision for credit losses	189,095	215,994	206,073	191,010	177,569
Non-interest income	21,220	30,102	39,092	42,863	60,348
Non-interest expense	152,987	149,060	150,316	150,863	165,741
Income before income taxes	57,328	97,036	94,849	83,010	72,176
Income tax expense	13,938	23,555	22,911	22,834	15,060
Net income	43,390	73,481	71,938	60,176	57,116
Preferred stock dividends	4,312	6,317	3,779	2,437	2,438
Net income available to common stockholders	$39,078	$67,164	$68,159	$57,739	$54,678
Diluted earnings per common share	$0.76	$1.31	$1.33	$1.14	$1.08
Diluted common shares	51,139,555	51,093,660	51,069,511	50,794,421	50,573,073
CONSOLIDATED BALANCE SHEET DATA
Total assets	$36,404,320	$35,228,542	$40,054,433	$37,726,096	$38,432,872
LHI	15,221,404	15,168,565	15,399,174	15,351,451	15,789,958
LHI, mortgage finance	8,528,313	8,772,799	9,009,081	9,079,409	9,378,104
LHS	9,660	63,747	176,286	283,165	648,009
Liquidity assets(1)	8,317,926	6,768,650	11,212,276	9,032,807	10,461,544
Investment securities	3,663,874	3,798,275	3,443,058	3,196,970	1,367,313
Demand deposits	14,970,462	14,228,038	15,174,642	12,740,947	12,339,212
Total deposits	29,813,668	28,839,563	33,391,970	30,996,589	31,959,487
Other borrowings	2,203,470	2,014,481	2,515,587	3,111,751	2,908,183
Long-term debt	928,062	927,386	664,968	395,896	395,806
Stockholders’ equity	3,147,752	3,114,957	3,159,482	2,871,224	2,800,404

End of period shares outstanding	50,605,626	50,592,201	50,557,767	50,470,450	50,455,552
Book value	$56.27	$55.64	$53.59	$53.92	$52.53
Tangible book value(2)	$55.93	$55.29	$53.24	$53.57	$52.18
SELECTED FINANCIAL RATIOS
Net interest margin	2.15%	2.10%	2.09%	2.32%	2.22%
Return on average assets	0.47%	0.76%	0.73%	0.61%	0.59%
Return on average common equity	5.41%	9.74%	10.08%	8.50%	8.24%
Non-interest income to average earning assets	0.23%	0.32%	0.41%	0.44%	0.64%
Efficiency ratio(3)	71.1%	65.6%	62.9%	56.7%	61.9%
Non-interest expense to average earning assets	1.69%	1.59%	1.57%	1.56%	1.76%
Tangible common equity to total tangible assets(4)	7.8%	7.9%	6.7%	7.2%	6.9%
Common Equity Tier 1	10.7%	10.5%	10.2%	9.4%	9.1%
Tier 1 capital	12.2%	12.1%	12.2%	10.3%	9.9%
Total capital	14.9%	14.8%	14.0%	12.1%	11.8%
Leverage	9.0%	8.4%	8.3%	7.5%	7.6%
(1)    Liquidity assets include federal funds sold and interest-bearing deposits in other banks.
(2)    Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by shares outstanding at period end.
(3)    Non-interest expense divided by the sum of net interest income and non-interest income.
(4)    Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by total assets, less goodwill and intangibles.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands)
	September 30, 2021	September 30, 2020	% Change
Assets
Cash and due from banks	$217,125	$185,242	17%
Interest-bearing deposits	8,317,926	10,461,544	(20)%
Securities, available-for-sale	3,663,874	1,367,313	N/M
LHS ($8.4 million and $639.0 million at September 30, 2021 and 2020, respectively, at fair value)	9,660	648,009	(99)%
LHI, mortgage finance	8,528,313	9,378,104	(9)%
LHI (net of unearned income)	15,221,404	15,789,958	(4)%
Less: Allowance for credit losses on loans	221,957	290,165	(24)%
LHI, net	23,527,760	24,877,897	(5)%
Mortgage servicing rights, net	1,158	95,323	(99)%
Premises and equipment, net	21,119	26,653	(21)%
Accrued interest receivable and other assets	628,335	753,123	(17)%
Goodwill and intangibles, net	17,363	17,768	(2)%
Total assets	$36,404,320	$38,432,872	(5)%

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$14,970,462	$12,339,212	21%
Interest bearing	14,843,206	19,620,275	(24)%
Total deposits	29,813,668	31,959,487	(7)%

Accrued interest payable	8,920	14,674	(39)%
Other liabilities	302,448	354,318	(15)%
Federal funds purchased and repurchase agreements	3,470	208,183	(98)%
Other borrowings	2,200,000	2,700,000	(19)%
Long-term debt	928,062	395,806	134%
Total liabilities	33,256,568	35,632,468	(7)%

Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation value:
Authorized shares - 10,000,000
Issued shares - 300,000 and 6,000,000 shares issued at September 30, 2021 and 2020, respectively	300,000	150,000	100%
Common stock, $.01 par value:
Authorized shares - 100,000,000
Issued shares - 50,606,043 and 50,455,969 at September 30, 2021 and 2020, respectively	506	504	—%
Additional paid-in capital	1,000,509	987,754	1%
Retained earnings	1,887,457	1,655,317	14%
Treasury stock (shares at cost: 417 at September 30, 2021 and 2020)	(8)	(8)	—%
Accumulated other comprehensive income/(loss), net of taxes	(40,712)	6,837	N/M
Total stockholders’ equity	3,147,752	2,800,404	12%
Total liabilities and stockholders’ equity	$36,404,320	$38,432,872	(5)%

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Interest income
Interest and fees on loans	$206,307	$237,179	$632,510	$768,399
Investment securities	10,235	3,674	31,040	7,881
Federal funds sold and securities purchased under resale agreements	—	1	1	692
Interest-bearing deposits in other banks	3,606	2,877	9,499	24,777
Total interest income	220,148	243,731	673,050	801,749
Interest expense
Deposits	14,719	27,830	50,994	122,298
Federal funds purchased	5	128	131	973
Other borrowings	743	3,365	3,711	17,516
Long-term debt	10,586	4,839	27,052	15,146
Total interest expense	26,053	36,162	81,888	155,933
Net interest income	194,095	207,569	591,162	645,816
Provision for credit losses	5,000	30,000	(20,000)	226,000
Net interest income after provision for credit losses	189,095	177,569	611,162	419,816
Non-interest income
Service charges on deposit accounts	4,622	2,864	13,972	8,616
Wealth management and trust fee income	3,382	2,502	9,380	7,317
Brokered loan fees	6,032	15,034	22,276	33,813
Servicing income	292	7,329	15,236	18,195
Swap fees	568	484	1,628	4,709
Net gain/(loss) on sale of LHS	(1,185)	25,242	1,317	51,265
Other	7,509	6,893	26,605	18,698
Total non-interest income	21,220	60,348	90,414	142,613
Non-interest expense
Salaries and employee benefits	87,503	84,096	261,855	262,080
Net occupancy expense	8,324	8,736	24,463	26,582
Marketing	2,123	3,636	5,720	20,146
Legal and professional	11,055	11,207	28,479	40,003
Communications and technology	28,374	31,098	58,695	87,649
FDIC insurance assessment	4,500	6,374	16,339	19,363
Servicing-related expenses	2,396	12,287	27,740	48,741
Merger-related expenses	—	—	—	17,756
Other	8,712	8,307	29,072	31,173
Total non-interest expense	152,987	165,741	452,363	553,493
Income before income taxes	57,328	72,176	249,213	8,936
Income tax expense	13,938	15,060	60,404	2,823
Net income	43,390	57,116	188,809	6,113
Preferred stock dividends	4,312	2,438	14,408	7,313
Net income/(loss) available to common stockholders	$39,078	$54,678	$174,401	$(1,200)

Basic earnings/(loss) per common share	$0.77	$1.08	$3.45	$(0.02)
Diluted earnings/(loss) per common share	$0.76	$1.08	$3.41	$(0.02)

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF CREDIT LOSS EXPERIENCE
(dollars in thousands)
	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2021	2021	2021	2020	2020
Allowance for credit losses on loans:
Beginning balance	$221,511	$242,484	$254,615	$290,165	$264,722
Loans charged-off:
Commercial	4,348	1,412	2,451	37,984	2,436
Energy	—	686	5,732	33,283	141
Real estate	—	1,192	—	180	—
Total charge-offs	4,348	3,290	8,183	71,447	2,577
Recoveries:
Commercial	1,104	308	1,050	394	113
Energy	42	609	715	5,696	880
Real estate	112	—	—	—	—
Total recoveries	1,258	917	1,765	6,090	993
Net charge-offs	3,090	2,373	6,418	65,357	1,584
Provision for credit losses on loans	3,536	(18,600)	(5,713)	29,807	27,027
Ending balance	$221,957	$221,511	$242,484	$254,615	$290,165

Allowance for off-balance sheet credit losses:
Beginning balance	$16,747	$17,147	$17,434	$15,241	$12,268
Provision for off-balance sheet credit losses	1,464	(400)	(287)	2,193	2,973
Ending balance	$18,211	$16,747	$17,147	$17,434	$15,241

Total allowance for credit losses	$240,168	$238,258	$259,631	$272,049	$305,406

Total provision for credit losses	$5,000	$(19,000)	$(6,000)	$32,000	$30,000

Allowance for credit losses on loans to LHI	0.93%	0.93%	0.99%	1.04%	1.15%
Allowance for credit losses on loans to average LHI	0.95%	0.98%	1.03%	1.01%	1.14%
Net charge-offs to average LHI(1)	0.05%	0.04%	0.11%	1.03%	0.02%
Net charge-offs to average LHI for last twelve months(1)	0.33%	0.31%	0.59%	0.80%	0.59%
Total provision for credit losses to average LHI(1)	0.09%	(0.34)%	(0.10)%	0.51%	0.47%
Total allowance for credit losses to LHI	1.01%	1.00%	1.06%	1.11%	1.21%
(1)Interim period ratios are annualized.

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF NON-PERFORMING ASSETS AND PAST DUE LOANS
(dollars in thousands)
	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2021	2021	2021	2020	2020

Non-performing assets (NPAs):
Non-accrual loans	$87,532	$86,636	$97,730	$121,989	$161,946
Other real estate owned (OREO)	—	—	—	—	—
Total LHI NPAs	$87,532	$86,636	$97,730	$121,989	$161,946

Non-accrual loans to LHI	0.37%	0.36%	0.40%	0.50%	0.64%
Total LHI NPAs to LHI plus OREO	0.37%	0.36%	0.40%	0.50%	0.64%
Total LHI NPAs to earning assets	0.25%	0.25%	0.25%	0.33%	0.43%
Allowance for credit losses on loans to non-accrual loans	2.5x	2.6x	2.5x	2.1x	1.8x

LHI past due 90 days and still accruing(1)	$3,405	$7,671	$6,187	$12,541	$15,896
LHI past due 90 days to LHI	0.01%	0.03%	0.03%	0.05%	0.06%
LHS non-accrual(2)	$—	$—	$—	$6,966	$—
LHS past due 90 days and still accruing(3)	$3,808	$2,695	$16,359	$16,667	$15,631
(1)At September 30, 2021, loans past due 90 days and still accruing included premium finance loans of $2.3 million. These loans are primarily secured by obligations of insurance carriers to refund premiums on canceled insurance policies. The refund of premiums from the insurance carriers can take 180 days or longer from the cancellation date.
(2)Includes one non-accrual loan previously reported in loans HFI that was transferred to loans HFS as of December 31, 2020 and subsequently sold at carrying value.
(3)Includes loans guaranteed by U.S. government agencies that were repurchased out of Ginnie Mae securities. Loans are recorded as LHS and carried at fair value on the balance sheet. Interest on these past due loans accrues at the debenture rate guaranteed by the U.S. government. The first quarter of 2021 and fourth and third quarters of 2020 also include loans that, pursuant to Ginnie Mae servicing guidelines, we have the unilateral right, but not obligation, to repurchase and thus must record as LHS on our balance sheet regardless of whether the repurchase option has been exercised.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands)

	3rd Quarter	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter
	2021	2021	2021	2020	2020
Interest income
Interest and fees on loans	$206,307	$210,611	$215,592	$242,776	$237,179
Investment securities	10,235	10,918	9,887	9,594	3,674
Federal funds sold and securities purchased under resale agreements	—	—	1	1	1
Interest-bearing deposits in other banks	3,606	2,961	2,932	2,792	2,877
Total interest income	220,148	224,490	228,412	255,163	243,731
Interest expense
Deposits	14,719	16,271	20,004	23,819	27,830
Federal funds purchased	5	51	75	110	128
Other borrowings	743	451	2,517	3,407	3,365
Long-term debt	10,586	10,723	5,743	4,817	4,839
Total interest expense	26,053	27,496	28,339	32,153	36,162
Net interest income	194,095	196,994	200,073	223,010	207,569
Provision for credit losses	5,000	(19,000)	(6,000)	32,000	30,000
Net interest income after provision for credit losses	189,095	215,994	206,073	191,010	177,569
Non-interest income
Service charges on deposit accounts	4,622	4,634	4,716	3,004	2,864
Wealth management and trust fee income	3,382	3,143	2,855	2,681	2,502
Brokered loan fees	6,032	6,933	9,311	12,610	15,034
Servicing income	292	5,935	9,009	8,834	7,329
Swap fees	568	534	526	473	484
Net gain/(loss) on sale of LHS	(1,185)	(3,070)	5,572	6,761	25,242
Other	7,509	11,993	7,103	8,500	6,893
Total non-interest income	21,220	30,102	39,092	42,863	60,348
Non-interest expense
Salaries and employee benefits	87,503	86,830	87,522	78,449	84,096
Net occupancy expense	8,324	7,865	8,274	8,373	8,736
Marketing	2,123	1,900	1,697	3,435	3,636
Legal and professional	11,055	9,147	8,277	12,129	11,207
Communications and technology	28,374	14,352	15,969	15,405	31,098
FDIC insurance assessment	4,500	5,226	6,613	6,592	6,374
Servicing-related expenses	2,396	12,355	12,989	15,844	12,287
Other	8,712	11,385	8,975	10,636	8,307
Total non-interest expense	152,987	149,060	150,316	150,863	165,741
Income before income taxes	57,328	97,036	94,849	83,010	72,176
Income tax expense	13,938	23,555	22,911	22,834	15,060
Net income	43,390	73,481	71,938	60,176	57,116
Preferred stock dividends	4,312	6,317	3,779	2,437	2,438
Net income available to common shareholders	$39,078	$67,164	$68,159	$57,739	$54,678

TEXAS CAPITAL BANCSHARES, INC.
QUARTERLY FINANCIAL SUMMARY - UNAUDITED
Consolidated Daily Average Balances, Average Yields and Rates
(dollars in thousands)
	3rd Quarter 2021			2nd Quarter 2021			1st Quarter 2021			4th Quarter 2020			3rd Quarter 2020
	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate	Average Balance	Revenue/ Expense	Yield/ Rate
Assets
Investment securities - taxable	$3,590,591	$8,546	0.94%	$3,361,696	$9,222	1.10%	$3,225,786	$8,112	1.02%	$2,137,481	$7,748	1.44%	$525,149	$1,905	1.44%
Investment securities - non-taxable(2)	185,221	2,138	4.58%	181,574	2,147	4.74%	196,785	2,247	4.63%	200,781	2,337	4.63%	190,797	2,239	4.67%
Federal funds sold and securities purchased under resale agreements	653	—	0.12%	713	—	0.18%	4,605	1	0.07%	1,709	1	0.13%	12,051	1	0.04%
Interest-bearing deposits in other banks	9,045,442	3,606	0.16%	11,583,046	2,961	0.10%	11,840,942	2,932	0.10%	10,808,548	2,792	0.10%	11,028,962	2,877	0.10%
LHS, at fair value	18,791	54	1.14%	93,164	781	3.36%	243,326	1,595	2.66%	410,637	2,475	2.40%	543,606	3,867	2.83%
LHI, mortgage finance loans	7,987,521	58,913	2.93%	7,462,223	57,401	3.09%	8,177,759	64,942	3.22%	9,550,119	78,906	3.29%	9,061,984	76,464	3.36%
LHI(1)(2)	15,266,167	147,423	3.83%	15,242,975	152,515	4.01%	15,457,888	149,196	3.91%	15,620,410	161,750	4.12%	16,286,036	157,230	3.84%
Less allowance for credit losses on loans	220,984	—	—	241,676	—	—	254,697	—	—	290,189	—	—	264,769	—	—
LHI, net of allowance	23,032,704	206,336	3.55%	22,463,522	209,916	3.75%	23,380,950	214,138	3.71%	24,880,340	240,656	3.85%	25,083,251	233,694	3.71%
Total earning assets	35,873,402	220,680	2.44%	37,683,715	225,027	2.40%	38,892,394	229,025	2.39%	38,439,496	256,009	2.65%	37,383,816	244,583	2.60%
Cash and other assets	855,555			996,946			1,064,679			1,031,195			1,037,760
Total assets	$36,728,957			$38,680,661			$39,957,073			$39,470,691			$38,421,576
Liabilities and Stockholders’ Equity
Transaction deposits	$3,012,547	$4,737	0.62%	$3,795,152	$5,395	0.57%	$3,991,966	$5,861	0.60%	$4,384,493	$6,604	0.60%	$4,275,574	$6,652	0.62%
Savings deposits	10,044,995	8,262	0.33%	11,296,382	8,990	0.32%	12,889,974	10,788	0.34%	12,982,189	12,671	0.39%	12,786,719	12,808	0.40%
Time deposits	1,640,562	1,720	0.42%	1,755,993	1,886	0.43%	2,204,242	3,355	0.62%	2,355,199	4,544	0.77%	2,844,083	8,370	1.17%
Total interest bearing deposits	14,698,104	14,719	0.40%	16,847,527	16,271	0.39%	19,086,182	20,004	0.43%	19,721,881	23,819	0.48%	19,906,376	27,830	0.56%
Other borrowings	2,299,692	748	0.13%	2,349,718	502	0.09%	2,686,398	2,592	0.39%	3,022,077	3,517	0.46%	2,811,435	3,493	0.49%
Long-term debt	927,626	10,586	4.53%	881,309	10,723	4.88%	464,731	5,743	5.01%	395,841	4,817	4.84%	395,749	4,839	4.87%
Total interest bearing liabilities	17,925,422	26,053	0.58%	20,078,554	27,496	0.55%	22,237,311	28,339	0.52%	23,139,799	32,153	0.55%	23,113,560	36,162	0.62%
Demand deposits	15,363,568			15,139,546			14,421,505			13,174,114			12,202,065
Other liabilities	275,317			274,401			309,644			303,480			314,500
Stockholders’ equity	3,164,650			3,188,160			2,988,613			2,853,298			2,791,451
Total liabilities and stockholders’ equity	$36,728,957			$38,680,661			$39,957,073			$39,470,691			$38,421,576
Net interest income(2)		$194,627			$197,531			$200,686			$223,856			$208,421
Net interest margin			2.15%			2.10%			2.09%			2.32%			2.22%
(1)    The loan averages include loans on which the accrual of interest has been discontinued and are stated net of unearned income.
(2)    Taxable equivalent rates used where applicable.